EXHIBIT 32

CERTIFICATION

Timothy Jone, President, Chief Executive Officer and Director of RespireRx Pharmaceuticals Inc. (the “Company”), and Jeff E. Margolis, Senior Vice President, Chief Financial Officer, Treasurer, Secretary and Director of the Company, each hereby certifies, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, 18 U.S.C. Section 1350, that:

(1)	the Annual Report on Form 10-K of the Company for the year ended December 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 15, 2021	/s/ Timothy Jones
Timothy Jones
President, Chief Executive Officer and Director

Dated: April 15, 2021	/s/ Jeff E. Margolis
Jeff E. Margolis
Senior Vice President, Chief Financial Officer, Treasurer, Secretary and Director

This certification accompanies the Annual Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.